Exhibit 4.10.1

CONFIDENTIAL TREATMENT

[***]  = Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

AMENDMENT NO. 1 TO

REMITTANCE PROCESSING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO REMITTANCE PROCESSING SERVICES AGREEMENT is made as of the first day of July 2000, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation with an office at American Express Tower, World Financial Center, New York, New York 10285 (“Amex”), and REGULUS WEST LLC, a Delaware limited liability company with an office at 401 City Avenue, Suite 428, Bala Cynwyd, Pennsylvania 19004 (“Vendor”).

WITNESSETH

WHEREAS, Amex and Vendor entered into a Remittance Processing Services Agreement dated as of October 25, 1999 (the “Agreement”); and

WHEREAS, Amex and Vendor wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, the parties hereto agree as follows:

1. Terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2. Exhibit B of the Agreement is hereby deleted and the attached Exhibit B is substituted therefor.

3. Schedules 1, 2 and 3 of Exhibit E of the Agreement are hereby deleted and the following sentence is hereby added to Exhibit E, above the chart labeled “Pass Through Charges”:

“The unit price per remittance is $[***], which includes [***] items. The unit price does not include the Pass Through Charges identified below. Effective February 1, 2001, the unit price per remittance is $[***].”

4. The “Vendor and AMEX Pricing Agreement” on the fourth, fifth and sixth pages of Exhibit E is hereby deleted.

5. Exhibit F of the Agreement is hereby deleted.

6. Except as specifically amended herein, the terms of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Remittance Processing Services Agreement to be executed by an authorized officer as of the date written above.

REGULUS WEST LLC	AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY,
INC.

By:	By:

Name:	Name:

Title:	Title: